                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BROCK INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            BROCK INTERNATIONAL, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339



                                                                   April 4, 1997

Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Brock International, Inc. (the "Company"), which will be held at 2:30 p.m. on Tuesday, May 6, 1997, at Brock International Headquarters, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339.

        The principal business of the meeting will be to elect directors for the ensuing year. During the meeting, we will review the results of the past year and report on significant aspects of our operations for 1997.

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

                                                 Sincerely yours,

                                                 /s/ R. Douglas MacIntyre
                                                 -----------------------------
                                                 R. Douglas MacIntyre
                                                 President and Chief Executive
                                                    Officer

                            BROCK INTERNATIONAL, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The 1997 Annual Meeting of Shareholders of Brock International, Inc. (the "Company") will be held at 2:30 p.m. on Tuesday, May 6, 1997, at Brock International Headquarters, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339. The meeting is called for the following purposes:

         (1)      To elect directors for the ensuing year; and

         (2) To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 26, 1997 as the record date for the purpose of determining the shareholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                    By order of the Board of Directors,

                                    /s/ R. Douglas MacIntyre
                                    --------------------------------------
                                    R. Douglas MacIntyre
                                    President and Chief Executive Officer

April 4, 1997
Atlanta, Georgia

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                            BROCK INTERNATIONAL, INC.
                                   SUITE 1000
                              2859 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                                 PROXY STATEMENT

        This Proxy Statement is furnished by and on behalf of the Board of Directors of Brock International, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 2:30 p.m. on Tuesday, May 6, 1997, at Brock International Headquarters, 2859 Paces Ferry Road, Suite 1000, Atlanta, GA 30339 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 4, 1997 to the Company's shareholders of record on the Record Date, as defined below.

        THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


                             SHARES ENTITLED TO VOTE

        Proxies will be voted as specified by the shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share ("Common Stock"), of the Company represented thereby will be voted FOR the election as directors of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. A shareholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either in written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

        Only holders of record of Common Stock as of the close of business on March 26, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 4,950,792 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

        Under Georgia Law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, votes withheld from director nominees will not be included in vote totals and will not be considered in determining the outcome of the vote.

        Any matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of either of such proposals or any other matter properly brought before the Annual Meeting and therefore will not affect the outcome of any such vote.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

        The Board of Directors of the Company presently consists of five members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting. The Board of Directors has nominated Richard T. Brock, Harry S. Gruner, Said Mohammadioun, James R. Porter, and R. Douglas MacIntyre for the re-election to the Board of Directors at the Annual Meeting, each to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

        All shares represented by properly executed proxies received in response to this solicitation will be voted for the election of directors as specified therein by the shareholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable or will decline to serve as a director.

        Shareholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Shareholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

        Set forth below is certain information furnished to the Company by each nominee.

DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION
RICHARD T. BROCK
Age:  49

        Mr. Brock, the founder of the Company, has served as Chairman of the Board of Directors since the Company's inception in October 1984. He also served as the Company's Chief Executive Officer from October 1984 until November 1992, when he relinquished that position. In November 1994, Mr. Brock again assumed the positions of President and Chief Executive Officer until December 1996, when he relinquished those positions. Mr. Brock is also a director of Datastream Systems, Inc., a leading provider of maintenance software. Prior to founding the Company, Mr. Brock founded and served as Chief Executive Officer of Management Control Systems, Inc., now a division of CLR Professional Software. Mr. Brock received an MBA from Louisiana State University and a BS from Spring Hill College. He is also a Certified Public Accountant.

HARRY S. GRUNER
Age 37

        Mr. Gruner has been a director of the Company since the Company's initial public offering in March 1993. He has been a general partner of JMI Services, Inc., a venture capital firm, since 1992. From 1986 until 1992, Mr. Gruner served as a Vice President and then a Principal of Alex. Brown & Sons Incorporated. Mr. Gruner is also a director of Hyperion Software, Inc., a financial software company; META Group, Inc., an information technology and market assessment services company; V-One Corporation, a security software company; Optika Imaging, Inc., an imaging software company; and Jackson Hewitt, Inc., a tax preparation and services company.

SAID MOHAMMADIOUN
Age:  49

         Mr. Mohammadioun has been a director of the Company since April 1994. Mr. Mohammadioun is Chief Executive Officer of Synchrologic Inc., a company in the client server tools market. He also serves as a director for Intelliquest Communications, Inc., an on-line registration services company, and a director of Software Builders, Inc., a custom software company. He is also on the Advisory Board of the College of Computing at The Georgia Institute of Technology. From 1990 to 1995, Mr. Mohammadioun was Vice President of Lotus Development Corporation running various product divisions. Mr. Mohammadioun was founder and CEO of Samna Corporation from 1982 until it was acquired by Lotus in 1990. Mr. Mohammadioun has over 25 years of experience in the computer industry.

JAMES R. PORTER
Age:  61

        Mr. Porter has been a director of the Company since the Company's initial public offering in March 1993. He has served since September 1985 as President, Chief Executive Officer and a director of Triad Systems Corporation, a provider of business and information management solutions for the retail hard lines industry and the automotive aftermarket. He also serves on the Board of Regents of Pepperdine University and on the Board of Trustees of Abilene Christian University. Mr. Porter is also a director of Silicon Valley Bank and Triad Park, LLC.

R. DOUGLAS MACINTYRE
Age:  45

        Mr. MacIntyre serves as President and Chief Executive Officer since joining the Company in December of 1996. From 1994 until that time, Mr. MacIntyre served as President and Chief Executive Officer and director of Dun & Bradstreet Software. From 1990 to 1993, Mr. MacIntyre served as President, Chief Operating Officer and director for Software 2000, and from 1980 to 1990 he held various management positions at Management Science America, Inc. Mr. MacIntyre graduated from the U.S. Military Academy at West Point, receiving a BS degree. Mr. MacIntyre received an MSBA from Boston University and has attended Stanford, Wharton, and Harvard business school executive programs. Mr. MacIntyre serves as chairman of HomeCom Communications, Inc., an Internet development company, and is immediate past President of the American Software Association.


             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Company's Board of Directors held four meetings during 1996. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served, except James R. Porter who attended at least 50% of the meetings.

        The Audit Committee was formed in May 1993 and for 1996 consisted of Messrs. Gruner, Mohammadioun and Porter, with Mr. Gruner serving as Chairman. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, reviewing and making recommendations to the Board regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee met twice during 1996.

        The Compensation Committee also was formed in May 1993 and for 1996 also consisted of Messrs. Gruner, Mohammadioun and Porter, with Mr. Porter serving as Chairman. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, making recommendations to the Board regarding compensation arrangements for senior management of the Company (including annual bonus compensation), the adoption of any compensation plans in which management is eligible to participate and the grants of stock options or other benefits under such plans. The Compensation Committee met once during 1996.

        During 1996, each non-management director of the Company received an annual retainer of $5,000 and a fee of $2,500 for each day on which he attended a Board or committee meeting. All directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors. In addition to Mr. MacIntyre, at the end of 1996, the executive officers of the Company consisted of James A. Byrnes, Judith A. Vitale and Wayne P. Webb. Set forth below is certain information furnished by each of these persons.

JAMES A. BYRNES
Age:  38

         Mr. Byrnes joined the Company in June of 1996 and currently serves as Vice President, Sales. From 1995 until that time, Mr. Byrnes served as Regional Manager of Dun & Bradstreet Software. Mr. Byrnes has also served as District Sales Manager and National Sales Director for Dun & Bradstreet's Sales Technologies Inc. Division from 1992 to 1995. From 1980 to 1992, Mr. Byrnes held several management positions at IBM Corporation, including Marketing Manager and Finance Industry Executive. Mr. Byrnes has a BA in Business Administration from St. Michael's College in Winooski, Vermont.

JUDITH A. VITALE
Age:  42

        Ms. Vitale has served the Company as Director of Finance and Administration since March 1996. Prior to that time, she held various positions with the Company since its formation in October 1984, including Manager of Administration, Manager of Finance, and Corporate Controller. From 1979 until the formation of the Company, Ms. Vitale was the Manager of Administration at Management Control Systems, Inc., also founded by Mr. Brock, and now a division of CLR Professional Software.

WAYNE P. WEBB
Age:  48

         Mr. Webb joined the Company in January 1991 and currently services as Vice President, International Operations. In this capacity, Mr. Webb is responsible for all of the Company's international operations. Prior to that time, Mr. Webb served as Manager - International Operations, overseeing the Company's business outside North America. Prior to joining the Company, Mr. Webb held various executive and sales positions in the U.S. telecommunications industry. Mr. Webb has an MA and an MBA from the University of West Florida. Mr. Webb has a BS from the Georgia Institute of Technology while on an ROTC scholarship.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of its directors and executive officers complied during 1996 with all applicable Section 16(a) filing requirements.



                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and (iv) all directors and current executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 26, 1997. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.


                                                                Amount and Nature
                                                                  of Beneficial       Percent of
Name of Beneficial Owner                                            Ownership            Class

Private Capital Management, Inc (1) .............................   1,503,220            30.4
Richard T  Brock ................................................   1,768,224            35.7
R  Douglas MacIntyre ............................................      22,000               *
Harry S  Gruner .................................................       5,000               *
Said Mohammadioun ...............................................      19,500(2)            *
James R  Porter .................................................       2,000               *
All directors, director nominees and executive officers
 as a group (8 persons) .........................................   1,841,869(2)         37.2

1) The indicated shares are beneficially owned by a group that includes Private Capital Management, Inc., SPS Partners, L.P., and Bruce S. Sherman (whose address is 3003 Tamiami Trail N., Naples, FL 33940). This information provided herein concerning this investor is based on a review of a Schedule 13G dated February 14, 1997 filed by these parties with the SEC. The information reported is as of December 31, 1996.
2) Includes shares subject to options exercisable on or before May 26, 1997.

                             EXECUTIVE COMPENSATION

        Under the SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. Set forth below is a discussion of the Company's executive compensation philosophy and policies as established and implemented by the Compensation Committee for 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        In early 1996, the Compensation Committee set the levels and types of compensation for its executive officers for 1996 based generally upon (i) perceived levels and types of compensation paid by the Company's competitors to their executive officers, (ii) the desire to have some portion of each executive officers' compensation be incentive in nature and (iii) an evaluation of each executive officer's ability to contribute to the continued success of the Company. In addition, certain components of several compensation packages resulted from negotiations conducted in connection with the hiring of new executive officers.

        In determining appropriate compensation packages for employees, the Compensation Committee has worked toward establishing an increasingly objective policy which is designed to:

         - Provide for an annual evaluation of the base salaries and incentive compensation paid to key employees in an effort to maintain the Company's competitive position;

         - Emphasize the incentive aspect of compensation for sales personnel by making the incentive element (primarily commissions) comprise as much as 55% to 60% of the total compensation package for such personnel;

         - Motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options; and

         - Establish compensation packages such that the Company's key employees are paid in the top one-half of the "market" for comparable positions.

        As noted above, the Compensation Committee annually evaluates and adjusts, if necessary, the proportions of the base, short-term incentive and long-term incentive compensation components of each officer's compensation package to adjust for changes in the market for such officers' services and to encourage desired individual performance modifications. Changes in total compensation levels are made annually based on an assessment of each officer's performance and the composition of the officer's current compensation package. Such changes in annual compensation are effective on April 1 of each year. Performance is judged according to the following criteria:

         (1) The officer's ability to meet financial performance goals of the Company for which he or she has significant responsibility. Such goals are typically established at the beginning of each year;

         (2) The officer's ability to orchestrate projects and implement strategies in a timely manner within his or her department or functional unit;

         (3) The officer's ability to use problem-solving, communication and technical skills effectively, and

         (4) The officer's ability to handle administrative matters and relationships with other employees professionally.

        In light of the Company's compensation policy, the components of its executive compensation program in 1997 will be base salaries, short-term incentive awards in the form of cash bonuses or commissions and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components of compensation is discussed in more detail below.

        Base Salaries. The Compensation Committee typically reviews various studies and reports prepared for the Company by compensation consulting firms regarding base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. Although the data used by such compensation consultants may be available publicly, the Compensation Committee uses such industry information in the form provided by its compensation consultants in order to take advantage of the analytical input provided by such consultants that makes such industry information more directly applicable to the Company and the functions performed by its executive officers. The Compensation Committee then sets each officer's salary level based on the officer's experience level, the scope and complexity of the position held (taking into account any changes to be made) and the officer's performance during the past year. Generally, base salaries are targeted to be in the 50 to 65 percentile range of compensation paid by such other companies, although in certain instances base salaries may be set higher in order to attract and retain exceptional employees.

        Short-Term Incentive Compensation -- Bonuses and Commissions. The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 1996 the Compensation Committee first determined that the principal measure for determining the incentive element of total compensation for most executive officers should be increases in operating income (pre-tax and pre-investment income or loss). The Committee then concluded that increasing bonus amounts would be awarded for significant increases in operating income from 1995 to 1996 based upon a Board-approved 1996 Budget. The Company did not experience any such increases in 1996 and, as a result, the corporate performance element of the short-term incentive bonus package for most of the Company's executive officers (which typically comprises 80% of an officer's short-term bonus potential) did not result in the payout of any short-term incentive bonuses in 1996.

        Generally, the Compensation Committee seeks to set short-term incentive compensation levels at 20% to 30% of total compensation. The criteria for earning bonuses differs slightly for each officer depending upon his or her functional duties, but generally includes a Company-level financial performance target (usually growth in operating income, as indicated above) and individual performance objectives (not necessarily financial in nature).

        Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate and reward officers and align their interests with the interests of shareholders through the grant of stock options. Under the Option Plan, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based on the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by its compensation consultants regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of two to four years and terminate at the end of 10 years. For a summary of option grants in 1996 to the Company's named executive officers, see "Executive Compensation Tables - Table II - Option Grants in 1996."

         Compensation of the Chief Executive Officer. Mr. Brock assumed the positions of Chief Executive Officer and President in November 1994. Compensation for Mr. Brock was established for 1996 in accordance with his status as Chairman of the Board. His base salary for 1996 was $210,000. The salary was based on the Compensation Committee's assessment of Mr. Brock's contributions to the Company and his experience and capabilities in the Company's industry. Mr. Brock did not receive any bonus in 1996. In July of 1996, Michael E. Kohlsdorf, the Chief Financial Officer, assumed the positions of Chief Operating Officer and President. Mr. Kohlsdorf's salary remained the same, and he was granted 100,000 options to vest over four years. Mr. Kohlsdorf left the Company in September of 1996, at which time Mr. Brock resumed the responsibilities of Chief Operating Officer and President. In December of 1996,
R. Douglas MacIntyre was hired by the Company into the position of Chief Executive Officer and President. Mr. MacIntyre's salary was set at $200,000 with a short term incentive of $100,000 annually, and a long-term incentive of 500,000 options. See "Executive Compensation Tables - Table II - Option Grants in 1996" for details.

        Limitations on Deductibility of Compensation. Under the Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee has not and does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.



                                        THE COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        Harry S. Gruner
                                        Said Mohammadioun
                                        James R. Porter

        The report on executive compensation of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Shareholders or Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1996, the Compensation Committee of the Board of Directors consisted of Messrs. Gruner, Mohammadioun and Porter, with Mr. Porter serving as Chairman. None of such members serves or has served as an officer or employee of the Company. No executive officer of any entity with an executive officer of the Company serving as one of its directors served on the Company's Board of Directors during 1996.

CERTAIN TRANSACTIONS

        Other than compensation arrangements described elsewhere in this Proxy Statement, during 1996, the Company was not a party to any transaction (or series of transactions), nor did it have any relationship with any related party requiring disclosure of such transaction or relationship under applicable SEC disclosure rules.

EXECUTIVE COMPENSATION TABLES

        The following tables set forth certain information required by the SEC relating to various forms of compensation earned by the persons serving as Chief Executive Officer ("CEO") of the Company during 1996 and the five other executive officers whose total salary and bonus for 1996 equaled or exceeded $100,000. Such six executive officers are hereinafter referred to as the Company's "named executive officers."

TABLE I - SUMMARY COMPENSATION TABLE

        Table I presents the total compensation paid to or accrued by the Company's named executive officers during 1994, 1995, and 1996.

                                                             Annual Compensation
                                                             -------------------                Long-Term
                                                                                Other Annual   Compensation(1)    All Other
                                                  Salary            Bonus       Compensation      Options       Compensation(2)
Name and Position                    Year          ($)               ($)           ($)(3)          (#)(4)            ($)
-----------------                    ----          ---               ---           ------          ------            ---
R. Douglas MacIntyre                 1996         13,718                 0             0           500,000            0
     President and CEO

Richard T. Brock                     1996        210,000                 0         9,000                 0          525
     Chairman                        1995        180,000                 0         9,000                 0          556
                                     1994        170,000                 0            --                 0          200

Wayne P. Webb                        1996         93,917            90,510        76,987(7)         16,990            0
     Vice President,                 1995         85,000           100,000        63,437(7)         15,000            0
     International Operations        1994         55,000            77,237             0                 0        7,178(8)

David W. Deiters, Jr                 1996        145,000            50,000             0                 0        1,722
     Former Vice President,          1995         39,038(5)         20,000             0            32,500          181
     Services(6)

Michael E. Kohlsdorf                 1996        118,144                 0            --           100,000          973
     Former Chief Financial          1995        140,000                 0            --                 0          933
     Officer and Treasurer(6)        1994        138,250            40,000            --            40,000           86

Stephen S. Andersen                  1996        107,667            54,067            --                --        1,184
     Former Vice President,          1995        119,000            65,625            --            45,000          281
     Sales(6)

-------------------
(1) The Company did not award any restricted stock or other long-term incentives other than stock options during 1995 or 1996. Accordingly, columns relating to such awards have been omitted.
(2) Consists of Company matching contributions to the indicated person's 401 (k) plan account, except for Mr. Webb.
(3) Information with respect to certain perquisites and other personal benefits awarded to the named executive officers has been omitted because in each case, the aggregate value of these items is less than $50,000 or 10% of the executive's annual salary and bonus for the years reported above.
(4) See "Table II - Option Grants in 1996" for a description of the material terms of the 1996 grants.
(5)      Mr. Deiters was employed by the Company for only a portion of 1995.
(6) Messrs. Deiters, Kohlsdorf, and Andersen resigned their employment with the Company in 1996.
(7) Consists of taxable fringe benefits relating to Mr. Webb's living expenses in Germany.
(8)      Gain on exercise of options.

TABLE II - OPTION GRANTS IN 1996

        Table II presents information regarding options granted to the Company's named executive officers during 1996 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1996. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Messrs. Brock, Deiters, and Andersen did not receive options during 1996 and accordingly do not appear in the table below. Mr. Kohlsdorf left the Company in 1996 and, therefore, does not appear in the table below.

                                                                                   Potential Realizable
                                     Individual Grants                              Value at Assumed
                      --------------------------------------------------             Annual Rates of
                                                                                       Stock Price
                        No. of        % of Total                                     Appreciation for
                      Securities        Options     Exercise                           Option Term
                      Underlying       Granted to   or Base                    ---------------------------
                       Options         Employees     Price    Expiration          5%                10%
Name                   Granted        during Year  ($/Share)     Date            ($)                ($)
----                  ----------      -----------   -------   ----------       ---------        ---------
Mr. MacIntyre        250,000(1)           24.3       3.125      12/2/06        1,272,500        2,026,360
                     250,000(2)           24.3       3.125      12/2/06        1,272,500        2,026,360

Mr. Webb              16,990(1)            1.8        3.25      11/5/06           89,945          143,220

----------------
(1) These options become exercisable in 25% increments on the first, second, third and fourth anniversaries of the date of grant. Shares may be withheld upon exercise to pay applicable withholding taxes. Under certain circumstances, the options are subject to immediate vesting in the event of a change of control of the Company.
(2) These options become exercisable in 20% increments when the Company's stock price reaches $7.00, $10.00, $15.00, $20.00, and $25.00, respectively. In any event, all options are exercisable in 5 years from date of grant.

        During July and November of 1996 the Company provided holders of options with exercise prices ranging from $6.50 to $21.50 and $4.52 to $4.75, respectively, the election to reprice their options at the then current market price. As a result of this election, 253,042 and 497,421 options were cancelled and reissued in July and November, respectively, with an exercise price equal to Fair Market Value on the date of re-issue. Options repriced in November included those previously repriced in July. The vesting period of these options remained unchanged. However, employees, excluding officers and directors, who elected to reprice their options cannot exercise vested options until July 1997.

TABLE III - AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

        No options were exercised by the named executive officers during 1996.

PERFORMANCE GRAPH

        The following indexed line graph indicates the Company's total return to shareholders from March 31, 1993, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 1996, as compared to total return for the Russell 2000 and Russell 2000-Technology indices for the same period. The Russell 2000 index is comprised of the 2,000 publicly-traded companies with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology index is comprised of the 2,000 publicly-traded companies in the high-technology industry with market capitalizations (in terms of number of shares outstanding) ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations.

                                         March 31        December 31       December 31      December 31        December 31
                                           1993              1993             1994              1995               1996
---------------------------------------------------------------------------------------------------------------------------
Brock International Inc.                   100               186                61                93                38
---------------------------------------------------------------------------------------------------------------------------
Russel 2000-Technology Index               100               124               141               210               233
---------------------------------------------------------------------------------------------------------------------------
Russel 2000 Index                          100               114               112               114               167
---------------------------------------------------------------------------------------------------------------------------

Graph Produced by Research Data Group                                06-March-97
                                                                        336BZBRO

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.


                             SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. Certain directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.


                              INDEPENDENT AUDITORS

        The firm of Price Waterhouse LLP served as the Company's independent auditors for 1996 and the Board of Directors has reappointed this firm as the Company's independent auditors for 1997. A representative of this firm is expected to attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        Any proposal that a shareholder may desire to have included in the Company's proxy material for presentation at the 1998 Annual Meeting must be received by the Company at its executive offices at 2859 Paces Ferry Road, Suite 1000, Atlanta, Georgia 30339, Attention: Mr. R. Douglas MacIntyre, on or prior to December 4, 1997.


                                  ANNUAL REPORT

        The Company's 1996 Annual Report to Shareholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's shareholders with this Proxy Statement.


April 4, 1997
Atlanta, Georgia

                                                                       APPENDIX

                           BROCK INTERNATIONAL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF BROCK INTERNATIONAL, INC.

    The undersigned shareholder(s) of Brock International, Inc., a Georgia corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 4, 1997, and hereby appoints Richard T. Brock and R. Douglas MacIntyre, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of the Company to be held at 2:30 p.m. on Tuesday, May 6, 1997 at the Brock International Headquarters, Atlanta, Georgia, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect the nominees listed below to serve as directors of the Company for the ensuing year:

 Richard T. Brock, Harry S. Gruner, Said Mohammadioun, James R. Porter, and R.
                               Douglas MacIntyre.

[ ]  FOR all nominees listed above                      [ ]  WITHHOLD authority to vote for all nominees
   (except as indicated to the contrary below)          listed above.

Instruction: To withhold authority for any individual nominee, mark "FOR" above, and write the name of the nominee as to whom you wish to withhold authority in the space below:

--------------------------------------------------------------------------------

(2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder(s). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN ITEM (1) ABOVE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                 Dated                   , 1997
                                                      -------------------

                                                 -------------------------------

                                                 Signature

                                                 -------------------------------

                                                 Signature (if held jointly)
                                                 Title or authority (if
                                                 applicable)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURE OF ALL PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING HIS OR HER TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.